UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 17, 2004

UROPLASTY, INC.

(Exact name of registrant as specified in charter)

000-20989	41-1719250
(Commission File No.)	(IRS Employer Identification No.)

Minnesota
(State or other jurisdiction of incorporation or organization)

2718 Summer Street NE
Minneapolis, Minnesota 55413-2820
(Address of principal executive offices)

612-378-1180
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     The text set forth in Item 5.02(c) regarding the employment agreements of Sam B. Humphries and Daniel G. Holman is incorporated into this section by reference.

Item 1.02 Termination of a Material Definitive Agreement

     The text set forth in Item 5.02(c) regarding termination of the consulting agreement with Executive Advisory Group is incorporated into this section by reference.

Item 3.02 Unregistered Sales of Equity Securities

     The text set forth in Item 5.02(c) regarding the grant of stock options to Sam B. Humphries and Daniel G. Holman pursuant to their respective employment agreements is incorporated into this section by reference.

     The stock option grants to Messrs. Humphries and Holman, as described below under Item 5.02(c), will be issued in reliance on the exemption provided by Section 4(2) of the Securities Act. Both Mr. Humphries and Mr. Holman are accredited investors and have access, through employment and other relationships, to adequate information about us.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On December 17, 2004, Uroplasty, Inc. issued a press release announcing the hiring of Sam B. Humphries as the new President and Chief Executive Officer of Uroplasty and that current President and Chief Executive Officer Daniel G. Holman will continue as Chairman and Chief Financial Officer, effective January 1, 2005. A copy of this press release is attached as an exhibit to this report.

     (b) Effective January 1, 2005, Mr. Holman will resign as President and Chief Executive Officer of Uroplasty. Mr. Holman has agreed to continue to serve as a director and as Chief Financial Officer.

     (c) Sam B. Humphries. Effective January 1, 2005, Mr. Humphries will serve as our new President and Chief Executive Officer under a written employment agreement with us. Mr. Humphries also has agreed to continue to serve as a director. This agreement provides Mr. Humphries with an annual base salary of $239,000, subject to annual review. Mr. Humphries is entitled to receive quarterly cash bonuses, ranging from 30% to 60% of his base salary, based on achieving quarterly net sales goals set by our board. In addition, Mr. Humphries is entitled to receive quarterly cash bonuses, ranging from 20% to 40% of his base salary, based on achieving quarterly operating income (loss) goals set by our board. We also granted him options to acquire 400,000 shares of our common stock at an exercise price of $5.19 per share. The options will vest contingent upon Mr. Humphries’ continued employment in one-quarter installments over a three year period, beginning on the effective date of this agreement. The options will fully vest upon a change in control of us.

     The employment agreement has a one-year term, unless terminated earlier, and will continue to automatically renew on a year-to-year basis. The agreement provides that upon termination of the agreement by us for “good cause” (as defined in the agreement), we will pay him only the base salary accrued but unpaid through the date of termination. However, if we terminate Mr. Humphries’ employment because we fail to achieve 100% of the budgeted targets for both net sales and operating income(loss) for five consecutive fiscal quarters, we must pay him an amount equal to 50% of his base salary in effect at the time of termination. If the agreement is terminated: (i) without good cause by us, (ii) at the end of the term without renewal, (iii) voluntarily by Mr. Humphries as a result of us imposing material and adverse changes to his principal duties without his consent, or (iv) voluntarily by Mr. Humphries after we move our principal executive office more than 100 miles from its current location without his consent, then Mr. Humphries will be entitled to receive an amount equal to 160% of his base salary in effect at the time of termination as well as any base salary accrued but unpaid through the date of termination. The agreement also contains non-competition and non-solicitation provisions, which apply during the term of the agreement and for one year thereafter.

     Mr. Humphries has more than 25 years of healthcare and medical device industry experience. Most recently, he was a founding partner of Ascent Medical Technology Fund L.P., a venture capital fund. Prior to that, Mr. Humphries was President and Chief Executive Officer of American Medical Systems, Inc., where he was an investor and part of a leveraged buy out group (spin-off) from Pfizer. Before joining AMS, Mr. Humphries was President and Chief Executive Officer of Optical Sensors, Inc., a medical start-up company where he guided the company from start-up through its initial public offering. Prior to OSI, Mr. Humphries was with American Medical Systems, Inc. during its formative years where he first served as Vice President of World Wide Sales and Marketing and then as President and Chief Executive Officer. Earlier, he served in several management positions with the Medical Systems Group of General Electric Company.

     Mr. Humphries has also served as a director of numerous private and public companies, including as director of the Health Industry Manufacturers Association (HIMA, now AdvaMed). In addition to serving as a director of Uroplasty, he also serves on the board of directors of Inlet Medical, Inc., Universal Hospital Services, Inc. and the Ascent Medical Technology Fund.

     There is no family relationship between Mr. Humphries and any director or executive officer.

     In April 2003, we entered into a consulting agreement with Executive Advisory Group for general business advisory services. Mr. Humphries is the President of EAG. In exchange for these services, we are required to pay $6,000 per month to EAG. In addition, in April 2003, we granted to EAG an option to purchase 50,000 shares of our common stock at an exercise price of $2.80 per share. This agreement will be terminated effective January 1, 2005.

     Daniel G. Holman Effective January 1, 2004, we have entered into an employment and consulting agreement with Mr. Holman. Mr. Holman will serve as Chairman of our Board during the first year of the agreement and as a part-time consultant with the continuing title of Chairman during the second year of the agreement. This agreement provides Mr. Holman with a base salary of $239,000 per year during the first year of the agreement, and a consulting fee of $100,000 per year during the second year of the agreement. We also have agreed to grant him options to purchase 100,000 shares of our common stock at an exercise price equal to $5.19 per share. The options will vest 50% on the effective date of this agreement and 25% on each of the first and second anniversaries of the agreement. The options will fully vest upon a change in control of us.

     The employment and consulting agreement provides that upon termination of the agreement by us for “good cause” (as defined in the agreement), we will pay him only his base salary or consulting fees accrued but unpaid through the date of termination. If the agreement is terminated (i) without good cause by us, (ii) voluntarily by Mr. Holman as a result of us imposing material and adverse changes to his principal duties without his consent, or (iii) voluntarily by Mr. Holman after we move our principal executive office more than 100 miles from its current location without his consent, then we must pay Mr. Holman any base salary or consulting fees accrued but unpaid through the date of termination, plus an amount equal to the sum of his annual base salary and consulting fees payable during the balance of the term of this agreement as if the agreement had not been terminated. This agreement also contains non-competition and non-solicitation provisions, which apply during the term of the agreement and one year thereafter.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

     99.1 Press Release, dated December 17, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 17, 2004

UROPLASTY, INC.
By:	/s/ DANIEL G. HOLMAN
Daniel G. Holman
President, Chief Executive Officer, and Chief Financial Officer

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EXHIBIT INDEX

Exhibit 99.1	Press Release, dated December 17, 2004

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